POWER OF ATTORNEY

Each director of Smithtown Bancorp, Inc. (the “Company”) whose signature appears below, hereby appoints Bradley E. Rock, as his or her attorney to sign, in his or her name and behalf and in any and all capacities stated below, the Company’s Registration Statement on Form S-8 (the “Registration Statement(s)”) for the registration of securities in connection with the participation of directors and employees in and acquisition of securities through the Smithtown Bancorp, Inc. 2007 Stock Compensation Plan (the “Plan”) and likewise to sign any and all amendments and other documents relating thereto as shall be necessary to cause the Registration Statement(s) to become effective (including post-effective amendments) and to sign any and all such documents upon the advice of legal counsel to carry out the exercise and sale of the shares under the Plan, each such person hereby ratifying all that any such attorney may do by virtue hereof. This Power of Attorney has been signed by the following persons in the capacities indicated on the 28th day of December 2007.

Signature	Title

/S/ Bradley E. Rock	Director

Bradley E. Rock

/S/ Patricia C. Delaney	Director

Patricia C. Delaney

/S/ Patrick A. Given	Director

Patrick A. Given

/S/ Augusta Kemper	Director

Augusta Kemper

/S/ Hyukmun Kwon	Director

Hyukmun Kwon

/S/ Robert W. Scherdel	Director

Robert W. Scherdel

/S/ Sanford C. Scheman	Director

Sanford C. Scheman

/S/ Manny Schwartz	Director

Manny Schwartz

/S/ Barry M. Seigerman	Director

Barry M. Seigerman